Exhibit 10.19

November 18, 2021

Larkspur Health Acquisition Corp.

100 Somerset Corporate Blvd., 2nd Floor

Bridgewater, New Jersey 08807

Attn: Daniel J. O’Connor, CEO

Email: danjoc64@gmail.com

Re:	Founder Shares Transfer by A.G.P./Alliance Global Partners

Ladies and Gentlemen:

Reference is made to (i) the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Larkspur Health Acquisition Corp., a Delaware corporation (the “Company”), and A.G.P./Alliance Global Partners, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 7,500,000 of the Company’s units (including up to 1,125,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and three-fourths of one redeemable warrant (the “Warrant”); (ii) that certain Subscription Agreement (the “AGP Subscription Agreement”) by and between the Company and the Representative, pursuant to which the Representative received 632,500 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”); and (iii) that certain letter agreement (the “Forfeiture Letter”) dated September 11, 2021 by and among the Representative, Larkspur Health LLC ( “Larkspur”) and the Company pursuant to which the Representative forfeited 21,777 Shares.

In order to induce the undersigned investors (the “Additional Sponsor Investors,” and together with Larkspur, the “Sponsors”) to participate in their roles as sponsors to the Company in connection with entering into the Underwriting Agreement and the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Representative hereby agrees to assign and transfer 110,723 of the Shares to the Additional Sponsor Investors in the amounts set forth on Exhibit A, and the Additional Sponsor Investors hereby agree to pay to the Representative the amount of purchase price set forth on Exhibit A, effective as of the date hereof. In addition, if the Underwriters exercise their over-allotment option in connection with the Public Offering, the Representative hereby agrees to assign and transfer an additional 4,494 of the Shares to the Sponsors if the Underwriters do not exercise their over-allotment option, effective upon expiration of the over-allotment option exercise period.

This letter agreement may not be changed, amended, modified or waived as to any particular provision, with or without the consent of the parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This letter agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this letter agreement or of any other term or provision hereof. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

Unless otherwise specifically provided herein, the terms, rights and obligations with regard to the Shares upon transfer to the Sponsors shall be governed by the terms, rights and obligations as set forth in the A.G.P. Subscription Agreement.

[Signature Page Follows]

Sincerely,

REPRESENTATIVE:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

ADDITIONAL SPONSOR INVESTORS:

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director

RANGE VENTURES, LLC

By:	/s/ Stephen Christoffersen
Name:	Stephen Christoffersen
Title:	Managing Member

/s/ Nicholas Kovacevich
Nicholas Kovacevich

/s/ Thomas Poletti
Thomas Poletti

Acknowledged and Agreed:

COMPANY:

LARKSPUR HEALTH ACQUISITION CORP.

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer

[Signature Page to Side Letter – AGP & New Investors]

Exhibit A

Additional Sponsor Investor	Number of Shares Transferred by the Representative	Purchase Price Paid to the Representative
Alpha Capital Anstalt	59,715	$692.34
Nicholas Kovacevich	21,097	$244.60
Thomas Poletti	10,549	$122.30
Range Ventures, LLC	19,362	$224.49
TOTAL	110,723	$1,283.73